Exhibit 10.1

SETTLEMENT AGREEMENT

This Settlement Agreement (Agreement) is entered into among: (a) the United States of America, acting through the United States Department of Justice and on behalf of the Office of Inspector General (OIG-HHS) of the Department of Health and Human Services (HHS) (collectively, the “United States”); (b) Amedisys, Inc. and Amedisys Holding, LLC (collectively, “Amedisys”); and (c) April Nicole Brown, CAF Partners (including all individual partners of or other individuals associated with CAF Partners, each of whom individually and collectively agrees to this Agreement), Shelby L. Umberhandt, Natalie Raven, Christy Curtis, Ellen Maffit, Brion Frix, Margaret Ognen, Malcolm Dulock, MD, and Charles H. Lewis, Jr. (collectively, “Relators”), through their authorized representatives. Hereafter, the United States, Amedisys, and Relators are collectively referred to as the “Parties.”

I. RECITALS

A. Headquartered in Baton Rouge, Louisiana, Amedisys is a for-profit national company that provides home health care services, including nursing care and physical, speech, and occupational therapy, primarily for Medicare beneficiaries.

B. Pursuant to the qui tam provisions of the False Claims Act, 31 U.S.C. § 3730(b), certain persons have filed civil actions against Amedisys, at least some of which include allegations that are encompassed by the “Covered Conduct” referenced in Paragraphs I.D.1 through I.D.2. The civil actions enumerated in Paragraphs I.B.1 through I.B.7 are collectively referred to as the “Civil Actions.”

1. On January 22, 2010, April Nicole Brown filed a qui tam action in the United States District Court for the Northern District of Alabama, captioned United States ex rel. April Nicole Brown v. Amedisys, Inc., Amedisys Home Health, Inc. of Alabama, original Civil Action Number CV-10-BE-0135-S (UNDER SEAL), pursuant to the qui tam provisions of the False Claims Act, 31 U.S.C. § 3730(b). Brown filed a First Amended Complaint on or about April 5, 2012.

2. On May 18, 2010, CAF Partners filed a qui tam action in the United States District Court for the Eastern District of Pennsylvania captioned United States ex rel. CAF Partners and CAF Partners, individually v. Amedisys, Inc. and Ernst & Young, LLP, Civil Action Number 2-10-cv-002323 (UNDER SEAL), pursuant to the qui tam provisions of the False Claims Act, 31 U.S.C. § 3730(b). CAF Partners filed a First Amended Complaint on or about October 27, 2010, a Second Amended Complaint on or about August 10, 2011, and a Third Amended Complaint on or about May 24, 2012.

3. On February 15, 2011, Shelby L. Umberhandt filed a qui tam action in the United States District Court for the Northern District of Georgia, captioned United States ex rel. Shelby L. Umberhandt, Relator, and Shelby L. Umberhandt, Plaintiff, v. Amedisys, Inc., original Civil Action Number 4 11-CV-0041-HLM (UNDER SEAL), pursuant to the qui tam provisions of the False Claims Act, 31 U.S.C. § 3730(b). Umberhandt filed a First Amended Complaint on or about May 20, 2011.

4. On March 29, 2011, Natalie Raven and Christy Curtis filed a qui tam action in the United States District Court for the Northern District of Georgia, captioned United States ex rel. Natalie Raven and Christy Curtis, State of Georgia ex rel. Natalie Raven and Christy Curtis v. Amedisys, Inc., et al., Civil Action Number 1 11-CV-0994 (UNDER SEAL), pursuant to the qui tam provisions of the False Claims Act, 31 U.S.C. § 3730(b), and the Georgia Taxpayer Protection False Claims Act, 23-3-120 to 23-3-127, as amended GA L. 2013, p. 141. Raven and Curtis filed a First Amended Complaint on or about November 13, 2012.

5. On June 17, 2011, Ellen Maffit and Brion Frix filed a qui tam action in the United States District Court for the Northern District of Georgia, captioned United States ex rel. Ellen Maffit and Brion Frix, State of Georgia ex rel. Ellen Maffit and Brion Frix v. Amedisys, Inc., original Civil Action Number 1 11-CV-1976 (UNDER SEAL), pursuant to the qui tam provisions of the False Claims Act, 31 U.S.C. § 3730(b), and the Georgia Taxpayer Protection False Claims Act, 23-3-120 to 23-3-127, as amended GA L. 2013, p. 141.

6. On July 22, 2011, Margaret Ognen and Malcolm Dulock, MD filed a qui tam action in the United States District Court for the Northern District of Georgia, captioned United States ex rel. Margaret Ognen and Malcolm Dulock, MD v. Amedisys, Inc., Amedisys Georgia, LLC, Amedisys Holding, LLC, Amedisys Hospice, LLC, Amedisys Northwest, LLC, Northside Hospital, Inc. (d/b/a Northside Hospital – Forsyth), Dr. Daulton E. Todd, Jr., Daulton E. Todd, Jr., M.D., P.C., original Civil Action Number 1 11-CV-2421 (UNDER SEAL), pursuant to the qui tam provisions of the False Claims Act, 31 U.S.C. § 3730(b). Ognen and Dulock filed a First Amended Complaint on or about June 21, 2013, and a Second Amended Complaint on or about April 18, 2014.

7. On March 23, 2012, Charles H. Lewis, Jr. filed a qui tam action in the United States District Court for the Western District of New York, captioned United States, State of California, State of Colorado, State of Connecticut, State of Delaware, District of Columbia, State of Florida, State of Georgia, State of Illinois, State of

Indiana, State of Iowa, State of Louisiana, State of Maryland, Commonwealth of Massachusetts, State of Minnesota, State of New Hampshire, State of New Jersey, State of New Mexico, State of New York, State of North Carolina, State of Oklahoma, State of Rhode Island, State of Tennessee, State of Texas, Commonwealth of Virginia, and the State of Wisconsin, ex rel. Charles H. Lewis, Jr. vs. Amedisys, Inc., original Civil Action Number 12 CV 0237 (UNDER SEAL), pursuant to the qui tam provisions of the False Claims Act, 31 U.S.C. § 3730(b), and false claims provisions enacted in each of the plaintiff states.

C. The United States contends that Amedisys submitted or caused to be submitted claims for payment to the Medicare Program (Medicare), Title XVIII of the Social Security Act, 42 U.S.C. §§ 1395-1395kkk-1.

D. 1. The United States contends that it has certain civil claims arising from the Amedisys care centers identified in Exhibit A improperly billing and failing to refund overpayments for Medicare home health care services that Amedisys: (a) provided to non-homebound patients, (b) provided to patients lacking a need for skilled nursing and/or skilled therapy services, (c) provided to patients without regard to medical necessity, and (d) overbilled by upcoding patients’ diagnoses, during the period from January 1, 2008 through December 31, 2010. That conduct is referred to below as the “Primary Covered Conduct.”

2. The United States further contends that it has certain civil claims arising from Amedisys’s billings to the Medicare program, during the period from April 1, 2008 through April 30, 2012, in violation of the Anti-Kickback Statute, 42 U.S.C. § 1320a-7b, and the Stark Law, 42 U.S.C. § 1395nn, for home health services referred by

Georgia Cancer Specialists I, PC while Amedisys was providing Georgia Cancer Specialists I, PC remuneration that was not consistent with fair market value in the form of patient care coordination services performed by Amedisys employees. That conduct is referred to below as the “Secondary Covered Conduct.”

3. Collectively, the conduct referenced in Paragraphs I.D.1 through I.D.2 is referred to as the “Covered Conduct.”

E. This Agreement is neither an admission of liability by Amedisys nor a concession by the United States or the Relators that their claims are not well founded. Amedisys expressly denies the allegations of the United States and the Relators as set forth herein and in the Civil Actions.

F. Relators and/or their counsel claim entitlement under 31 U.S.C. § 3730(d) to a share of the proceeds of this Agreement and to Relators’ reasonable expenses, attorneys’ fees, and costs. Relator Shelby L. Umberhandt has a claim against Amedisys under 31 U.S.C. § 3730(h).

G. To avoid the delay, uncertainty, inconvenience, and expense of protracted litigation of the above claims, and in consideration of the mutual promises and obligations of this Agreement, the Parties agree and covenant as follows:

II. TERMS AND CONDITIONS

1. A. In total, Amedisys agrees to pay the United States the principal sum of $150,000,000.00 (150 million dollars), plus interest accruing thereon from October 4, 2013, at a rate of 2.25 percent per annum (collectively, the principal and interest are the “Settlement Amount”), such amount to be paid in two (2) installments as set forth in Paragraphs 1.B and C.

B. Amedisys will make a payment to the United States in the amount of $115,000,000.00 (115 million dollars), plus interest accruing thereon from October 4, 2013, at a rate of 2.25 percent per annum, within seven (7) business days after the Effective Date of this Agreement, pursuant to written instructions to be provided by the United States.

C. Not later than six (6) months after the Effective Date of this Agreement, Amedisys will pay the remaining $35,000,000 (35 million dollars), plus interest accruing thereon from October 4, 2013, at a rate of 2.25 percent per annum, pursuant to written instructions to be provided by the United States.

2. A. Conditioned upon the United States receiving from Amedisys the payment set forth in Paragraph II.1.B, and as soon as feasible after receipt, the United States shall pay the following by electronic funds transfer:

1. $5,032,696.46, plus interest accruing thereon from October 4, 2013, at a rate of 2.25 percent per annum, to April Nicole Brown;

2. $14,330,584.86, plus interest accruing thereon from October 4, 2013, at a rate of 2.25 percent per annum, to CAF Partners (collectively);

3. $159,743.32, plus interest accruing thereon from October 4, 2013, at a rate of 2.25 percent per annum, to Shelby L. Umberhandt;

4. $358,680.76, plus interest accruing thereon from October 4, 2013, at a rate of 2.25 percent per annum, to Natalie Raven; and

5. $358,680.75, plus interest accruing thereon from October 4, 2013, at a rate of 2.25 percent per annum, to Christy Curtis.

B. Conditioned upon the United States receiving from Amedisys the payment set forth in Paragraph II.1.C, and as soon as feasible after receipt, the United States shall pay the following by electronic funds transfer:

1. $ 1,531,690.23, plus interest accruing thereon from October 4, 2013, at a rate of 2.25 percent per annum, to April Nicole Brown;

2. $4,361,482.35, plus interest accruing thereon from October 4, 2013, at a rate of 2.25 percent per annum, to CAF Partners (collectively);

3. $48,617.53, plus interest accruing thereon from October 4, 2013, at a rate of 2.25 percent per annum, to Shelby L. Umberhandt;

4. $109,163.71, plus interest accruing thereon from October 4, 2013, at a rate of 2.25 percent per annum, to Natalie Raven; and

5. $109,163.71, plus interest accruing thereon from October 4, 2013, at a rate of 2.25 percent per annum, to Christy Curtis.

C. Amedisys agrees to pay Relators and Relators’ counsel in full satisfaction of their claims for expenses, attorneys’ fees, and costs under 31 U.S.C. § 3730(d) and Relator Shelby L. Umberhandt’s claim under 31 U.S.C. § 3730(h), pursuant to separate written agreements, no later than ten (10) business days after the Effective Date of this Agreement, by electronic funds transfer pursuant to written instructions to be provided by Relators’ counsel. No other payments shall be made by Amedisys to Relators or Relators’ counsel with respect to the matters covered by this Agreement. Relator CAF Partners (including all individual partners of or other individuals associated with CAF Partners, each of whom individually and collectively agrees to this Agreement) represents and warrants that it has assigned and transferred all claims for expenses, attorneys’ fees, and costs to its counsel, Kenney & McCafferty, Durrell Law Office, and Thomas & Associates. Relator Charles H. Lewis, Jr. represents and warrants that he has assigned and transferred all claims for expenses, attorneys’ fees, and costs to his counsel, Mueller Law, LLC and Seiger Gfeller Laurie, LLP. Relator April Nicole Brown represents and warrants that she has assigned and transferred all claims for expenses, attorneys’ fees, and costs to her counsel, Frohsin & Barger, LLC. Relators Margaret Ognen and Malcom Dulock, MD, represent and warrant that they have assigned and transferred all claims for expenses, attorneys’ fees, and costs to their counsel, Gorby Peters & Associates, LLC. Those claims are included in the claims being resolved through the separate written agreements referenced in this paragraph.

3. A. Subject to the exceptions in Paragraph II.6 (concerning excluded claims), and conditioned upon Amedisys’s full payment of the Settlement Amount, the United States releases Amedisys, together with its current and former parent corporations; direct and indirect subsidiaries; brother and sister corporations; divisions; affiliates; current and former owners; current and former officers, directors, and employees; and the successors and assigns of any of them, from any civil or administrative monetary claim the United States has for the Primary Covered Conduct under the False Claims Act, 31 U.S.C. §§ 3729-3733; the Civil Monetary Penalties Law, 42 U.S.C. § 1320a-7a; the Program Fraud Civil Remedies Act, 31 U.S.C. §§ 3801-3812; any other statute creating causes of action for civil damages or civil penalties for which the Civil Division of the Department of Justice has actual and present authority to assert and compromise pursuant to 28 C.F.R. Part 0, Subpart I, Section 0.45(d); or the common law theories of payment by mistake, unjust enrichment, fraud, disgorgement, conversion, and misrepresentation.

B. Subject to the exceptions in Paragraph II.6 (concerning excluded claims), and conditioned upon Amedisys’s full payment of the Settlement Amount, the United States releases Amedisys, together with its current and former parent corporations; direct and indirect subsidiaries; brother and sister corporations; divisions; affiliates; current and former owners; current and former officers, directors, and employees; and the successors and assigns of any of them, from any civil or administrative monetary claim the United States has for the Secondary Covered Conduct under the False Claims Act, 31 U.S.C. §§ 3729-3733; the Civil Monetary Penalties Law, 42 U.S.C. § 1320a-7a; the Program Fraud Civil Remedies Act, 31 U.S.C. §§ 3801-3812; the Stark Law, 42 U.S.C. § 1395nn(g)(3); any other statute creating causes of action for civil damages or civil penalties for which the Civil Division of the Department of Justice has actual and present authority to assert and compromise pursuant to 28 C.F.R. Part 0, Subpart I, Section 0.45(d); or the common law theories of payment by mistake, unjust enrichment, fraud, disgorgement, conversion, and misrepresentation.

4. A. In consideration of the obligations of Amedisys in this Agreement, and conditioned upon Amedisys’s full payment of the Settlement Amount, and full payment of the amounts identified in the separate agreements referenced in Paragraph II.2.C. above for claims under 31 U.S.C. § 3730(d) or (h), Relators, for themselves and for their heirs, successors, attorneys, agents, and assigns, release Amedisys, its predecessors, and its current and former divisions, parents, affiliates, subsidiaries, successors, and assigns, and their current and former directors, officers, and employees (“Amedisys Parties”)

from any claims or allegations that Relators asserted or could have asserted, arising from the Covered Conduct and from all liability, claims, demands, actions, or causes of action whatsoever, whether known or unknown, fixed or contingent, in law or in equity, in contract or in tort, under any federal or state statute or regulation, or in common law, that Relators would have standing to bring in any capacity as of the Effective Date of this Agreement (“Relators’ Claims”). Relators represent and warrant that, with the exception of those claims discussed in Paragraph II.2.C for expenses, attorneys’ fees, and costs that have been assigned and transferred to Relators’ counsel, Relators have not assigned or transferred any of Relators’ Claims to any person, entity, or thing, and Relators covenant and agree not to assert or pursue any of Relators’ Claims in any way. Relators acknowledge that they may later discover facts different from or in addition to those which they or their attorneys now know or believe to be true. It is the intention of Relators to fully, finally, and forever settle and release all claims included in the releases set forth herein. The releases provided herein shall remain in effect notwithstanding the discovery or existence of any additional or different facts or the occurrence of any future events, circumstances or conditions. Relators expressly waive any and all provisions, rights, or benefits conferred by California Civil Code Section 1542 and by any law of any state or territory in the United States, or principle of common law, which is similar, comparable, or equivalent to California Civil Code Section 1542, which provides: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” Relators’ Claims that are released include but are not limited to any claims by Relators, Relators’ counsel, or the heirs, successors, attorneys, agents, or assigns of any of them against any Amedisys Parties arising from the filing of the Civil Actions or the negotiation of this Agreement or the agreements referenced in Paragraph II.2.C above, under 31 U.S.C. § 3730(d) or (h) for expenses, attorneys’ fees, and costs. Relators and Relators’ counsel expressly reserve any claims against non-Amedisys Parties, and any defenses related to any claims brought by non-Amedisys Parties.

B. Relators and their counsel further agree not to disseminate any documents (whether in hardcopy or electronic format) in their possession or control that can be readily identified as having been created in whole or in part by, or at the direction of, Amedisys, its predecessors, or its current or former divisions, parents, affiliates, subsidiaries, successors, or assigns, or their current or former directors, officers, or employees (“Amedisys Documents”). In this regard, Relators and their counsel will make a good faith effort to identify all such Amedisys Documents. The obligations in this subparagraph do not apply: (1) to the extent that compliance with the obligations would conflict with a statute or regulation; (2) if disclosure of Amedisys Documents or information related thereto is required by a subpoena or court order; (3) in the case of any Relator who is a current employee of Amedisys, but only to the degree they are authorized by Amedisys to utilize business records as necessary within the scope of their current employment; (4) to the extent Amedisys Documents are available in the public domain; (5) to the extent Amedisys Documents or information related thereto are requested by or provided to any governmental entity, agency, or representative, or any agent or contractor acting on behalf of a governmental entity; (6) to the extent Relators Natalie Raven and Christy Curtis or their counsel utilize documents in connection with the case of United States ex rel. Natalie Raven and Christy Curtis, State of Georgia ex rel. Natalie Raven and Christy Curtis v. Amedisys, Inc., et al., Civil Action Number 1 11-CV-0994 (UNDER SEAL); or (7) to the extent Relators Margaret Ognen and Malcolm Dulock, MD or their counsel utilize documents in connection with the case of United States ex rel. Margaret Ognen and Malcolm Dulock, MD v. Amedisys, Inc., Amedisys Georgia, LLC, Amedisys Holding, LLC, Amedisys Hospice, LLC, Amedisys Northwest, LLC, Civil Action Number 1 11-CV-2421 (UNDER SEAL), as amended or re-filed, or in any state, federal or administrative action that relates to the factual allegations contained therein.

C. Paragraph II.4 shall not in any way prevent Relators from disclosing any information or providing any advice or assistance to any governmental agency or entity, representative, agent, or contractor.

5. A. In consideration of the obligations of Amedisys in this Agreement and the Corporate Integrity Agreement (CIA), entered into between OIG-HHS and Amedisys, and conditioned upon Amedisys’s full payment of the Settlement Amount, OIG-HHS agrees to release and refrain from instituting, directing, or maintaining any administrative action seeking exclusion from Medicare, Medicaid, and other Federal health care programs (as defined in 42 U.S.C. § 1320a-7b(f)) against Amedisys, including any of the Amedisys care centers identified in Exhibit A, under 42 U.S.C. § 1320a-7a (Civil Monetary Penalties Law) or 42 U.S.C. § 1320a-7(b)(7) (permissive exclusion for fraud, kickbacks, and other prohibited activities) for the Covered Conduct, except as reserved in Paragraph II.6 (concerning excluded claims), below, and as reserved in this Paragraph. OIG-HHS expressly reserves all rights to comply with any statutory obligations to exclude Amedisys from Medicare, Medicaid, and other Federal health care programs under 42 U.S.C. § 1320a-7(a) (mandatory exclusion) based upon the Covered Conduct. Nothing in this Paragraph precludes OIG-HHS from taking action against entities or persons, or for conduct and practices, for which claims have been reserved in Paragraph II.6.

B. Notwithstanding the foregoing, in the event Amedisys fails to pay any amount as provided in Paragraph II.1 within seven (7) business days of the date upon which such payment is due, Amedisys shall be in Default of its payment obligations (“Default”). In the event of Default, OIG-HHS may exclude Amedisys from participating in all Federal health care programs until Amedisys pays the Settlement Amount as set forth in Paragraph II.1 and reasonable costs. Prior to any such exclusion, OIG-HHS will provide written notice of Default to Amedisys, and Amedisys shall be given five (5) business days to cure the Default. If Amedisys fails to cure the Default within five (5) business days of receiving written notice of Default from OIG-HHS, then OIG-HHS will provide written notice of any such exclusion to Amedisys, and Amedisys waives any further notice of the exclusion under 42 U.S.C. § 1320a-7(b)(7), and agrees not to contest such exclusion either administratively or in any state or federal court. Reinstatement to program participation is not automatic. If at the end of the period of exclusion Amedisys wishes to apply for reinstatement, Amedisys must submit a written request for reinstatement to OIG-HHS in accordance with the provisions of 42 C.F.R. §§ 1001.3001-3005. Amedisys will not be reinstated unless and until OIG-HHS approves such request for reinstatement.

6. Notwithstanding the releases given in Paragraphs II.3 and II.4 of this Agreement, or any other term of this Agreement, the following claims of the United States are specifically reserved and are not released:

a.	Any liability arising under Title 26, U.S. Code (Internal Revenue Code);

b.	Any criminal liability;

c.	Except as explicitly stated in this Agreement, any administrative liability, including mandatory exclusion from Federal health care programs;

d.	Any liability to the United States (or its agencies) for any conduct other than the Covered Conduct;

e.	Any liability based upon obligations created by this Agreement;

f.	Any liability for failure to deliver goods or services due; and

g.	Any liability for personal injury or property damage or for other consequential damages arising from the Covered Conduct.

7. Relators and their heirs, successors, attorneys, agents, and assigns shall not object to this Agreement but agree and confirm that the Agreement is fair, adequate, and reasonable under all the circumstances, and expressly waive the opportunity for a hearing on any objections to the Agreement pursuant to 31 U.S.C. § 3730(c)(2)(B). Conditioned upon receipt of the payments described in Paragraphs II.2.A and II.2.B by April Nicole Brown, CAF Partners, Shelby L. Umberhandt, Natalie Raven, and Christy Curtis, Relators and their heirs, successors, attorneys, agents, and assigns fully and finally release, waive, and forever discharge the United States, its agencies, officers, agents, employees, and servants, from any claims arising from the filing in the Civil Actions of the claims being dismissed pursuant to Paragraph II.15.A or under 31 U.S.C. § 3730, and from any claims to a share of the proceeds of this Agreement and/or the claims in the Civil Actions being dismissed pursuant to Paragraph II.15.A.

8. Amedisys waives and shall not assert any defenses Amedisys may have to any criminal prosecution or administrative action relating to the Covered Conduct that may be based in whole or in part on a contention that, under the Double Jeopardy Clause in the Fifth Amendment of the Constitution, or under the Excessive Fines Clause in the Eighth Amendment of the Constitution, this Agreement bars a remedy sought in such criminal prosecution or administrative action. Nothing in this paragraph or any other provision of this Agreement constitutes an agreement by the United States concerning the characterization of the Settlement Amount for purposes of the Internal Revenue laws, Title 26 of the United States Code.

9. A. Amedisys fully and finally releases the United States, its agencies, officers, agents, employees, and servants, from any claims (including attorneys’ fees, costs, and expenses of every kind and however denominated) that Amedisys has asserted, could have asserted, or may assert in the future against the United States, its agencies, officers, agents, employees, and servants, related to the Covered Conduct and the United States’ investigation and prosecution thereof.

B. In consideration of Relators’ obligations set forth in this Agreement, Amedisys, its predecessors, and its current and former divisions, parents, affiliates, subsidiaries, successors, and assigns, and their current and former directors, officers, and employees when acting on behalf of Amedisys (collectively “the Amedisys Entities”), fully and finally release, waive, and forever discharge each of the Relators and their respective heirs, individual partners, successors, attorneys, agents, and assigns, individually and collectively, from any claims or allegations that the Amedisys Entities asserted or could have asserted, arising from the Covered Conduct and from all liability, claims, demands, actions, or causes of action whatsoever, whether known or unknown, fixed or contingent, in law or in equity, in contract or in tort, under any federal or state statute or regulation, or in common law, that the Amedisys Entities would have standing to bring as of the Effective Date of this Agreement. The Amedisys Entities acknowledge that they may later discover facts different from or in addition to those which they or their attorneys now know or believe to be true. It is the intention of the Amedisys Entities to fully, finally, and forever settle and release all claims included in the releases set forth herein. The releases provided herein shall remain in effect notwithstanding the discovery or existence of any additional or different facts or the occurrence of any future events, circumstances or conditions. Regarding any claims Relators or Relators’ counsel may have against non-Amedisys Parties, as reserved in Paragraph II.4.A, Amedisys reserves any related claims and defenses.

10. The Settlement Amount shall not be decreased as a result of the denial of claims for payment now being withheld from payment by any Medicare contractor (e.g., Medicare Administrative Contractor, fiscal intermediary, carrier) or any state payor, related to the Covered Conduct; and Amedisys agrees not to resubmit to any Medicare contractor or any state payor any previously denied claims related to the Covered Conduct, and agrees not to appeal any such denials of claims.

11. Amedisys agrees to the following:

a. Unallowable Costs Defined: All costs (as defined in the Federal Acquisition Regulation, 48 C.F.R. § 31.205-47; and in Titles XVIII and XIX of the Social Security Act, 42 U.S.C. §§ 1395-1395kkk-1 and 1396-1396w-5; and the regulations and official program directives promulgated thereunder) incurred by or on behalf of Amedisys, its present or former officers, directors, employees, shareholders, and agents in connection with:

(1)	the matters covered by this Agreement;

(2)	the United States’ audit(s) and civil investigation(s) of the matters covered by this Agreement;

(3)	Amedisys’s investigation, defense, and corrective actions undertaken in response to the United States’ audit(s) and civil investigation(s) in connection with the matters covered by this Agreement (including attorney’s fees);

(4)	the negotiation and performance of this Agreement;

(5)	the payment Amedisys makes to the United States pursuant to this Agreement and any payments that Amedisys may make to Relators, including costs and attorney’s fees; and

(6)	the negotiation of, and obligations undertaken pursuant to the CIA to:

(i)	retain an independent review organization to perform reviews as described in the CIA; and

(ii)	prepare and submit reports to the OIG-HHS

are unallowable costs for government contracting purposes and under the Medicare Program, Medicaid Program, TRICARE Program, and Federal Employees Health Benefits Program (FEHBP) (hereinafter referred to as Unallowable Costs). However, nothing in Paragraph II.11.a.(6) that may apply to the obligations undertaken pursuant to the CIA affects the status of costs that are not allowable based on any other authority applicable to Amedisys.

b. Future Treatment of Unallowable Costs: Unallowable Costs shall be separately determined and accounted for in nonreimbursable cost centers by Amedisys, and Amedisys shall not charge such Unallowable Costs directly or indirectly to any contracts with the United States or any State Medicaid program, or seek payment for such Unallowable Costs through any cost report, cost statement, information statement, or payment request submitted by Amedisys or any of its subsidiaries or affiliates to the Medicare, Medicaid, TRICARE, or FEHBP Programs.

c. Treatment of Unallowable Costs Previously Submitted for Payment: Amedisys further agrees that within 90 days of the Effective Date of this Agreement it shall identify to applicable Medicare and TRICARE fiscal intermediaries, carriers, and/or contractors, and Medicaid and FEHBP fiscal agents, any Unallowable Costs (as defined in this Paragraph) included in payments previously sought from the United States, or any State Medicaid program, including, but not limited to, payments sought in any cost reports, cost statements, information reports, or payment requests already submitted by Amedisys or any of its subsidiaries or affiliates, and shall request, and agree, that such cost reports, cost statements, information reports, or payment requests, even if already settled, be adjusted to account for the effect of the inclusion of the Unallowable Costs. Amedisys agrees that the United States, at a minimum, shall be entitled to recoup from Amedisys any overpayment plus applicable interest and penalties as a result of the inclusion of such Unallowable Costs on previously-submitted cost reports, information reports, cost statements, or requests for payment.

Any payments due after the adjustments have been made shall be paid to the United States pursuant to the direction of the Department of Justice and/or the affected agencies. The United States reserves its rights to disagree with any calculations submitted by Amedisys or any of its subsidiaries or affiliates on the effect of inclusion of Unallowable Costs (as defined in this Paragraph) on Amedisys or any of its subsidiaries or affiliates’ cost reports, cost statements, or information reports.

d. Nothing in this Agreement shall constitute a waiver of the rights of the United States to audit, examine, or re-examine Amedisys’s books and records to determine that no Unallowable Costs have been claimed in accordance with the provisions of this Paragraph.

12. This Agreement is intended to be for the benefit of the Parties only. The Parties do not release any claims against any other person or entity, except to the extent provided for in Paragraph II.13 (concerning waivers for beneficiaries).

13. Amedisys agrees that it waives and shall not seek payment for any of the health care billings covered by this Agreement from any health care beneficiaries or their parents, sponsors, legally responsible individuals, or third party payors based upon the claims defined as Covered Conduct.

14. Amedisys warrants that it has reviewed its financial situation and that it currently is solvent within the meaning of 11 U.S.C. §§ 547(b)(3) and 548(a)(1)(B)(ii)(I), and shall remain solvent following payment to the United States of the Settlement Amount. Further, the Parties warrant that, in evaluating whether to execute this Agreement, they (a) have intended that the mutual promises, covenants, and obligations set forth constitute a contemporaneous exchange for new value given to Amedisys, within the meaning of 11 U.S.C. § 547(c)(1), and (b) conclude that these mutual promises, covenants, and obligations do, in fact, constitute such a contemporaneous exchange. Further, the Parties warrant that the mutual promises, covenants, and obligations set forth herein are intended to and do, in fact, represent a reasonably equivalent exchange of value that is not intended to hinder, delay, or defraud any entity to which Amedisys was or became indebted to on or after the date of this transfer, within the meaning of 11 U.S.C. § 548(a)(1).

15. A. Upon receipt of the payments described in Paragraphs II.1 and II.2.C, above, the United States and Relators shall promptly sign and file in the Civil Actions Joint Stipulations dismissing all claims against Amedisys, Inc.; Amedisys Holding, LLC; Amedisys Home Health, Inc. of Alabama; Amedisys Georgia, LLC; Amedisys Hospice, LLC; and Amedisys Northwest, LLC, as follows:

a.	the Stipulations of Dismissal shall be with prejudice as to the Relators’ claims in the Civil Actions, pursuant to and consistent with the terms and conditions of this Agreement;

b.	the Stipulations of Dismissal shall be with prejudice as to the United States’ claims as to the Covered Conduct, pursuant to and consistent with the terms and conditions of this Agreement; and

c.	the Stipulations of Dismissal shall be without prejudice as to the United States as to all claims not for the Covered Conduct, pursuant to and consistent with the terms and conditions of this Agreement.

16. Except for Relators’ claims for expenses, attorneys’ fees, and costs under 31 U.S.C. § 3730(d) and (h), which are being resolved pursuant to separate written agreements as provided in Paragraph II.2.C above, each Party shall bear its own legal and other costs incurred in connection with this matter, including the preparation and performance of this Agreement.

17. Each Party and signatory to this Agreement represents that it freely and voluntarily enters into this Agreement without any degree of duress or compulsion.

18. This Agreement is governed by the laws of the United States. The exclusive jurisdiction and venue for any dispute relating to this Agreement is the United States District Court for the Eastern District of Pennsylvania, except for any dispute related to United States ex rel. Natalie Raven and Christy Curtis, State of Georgia ex rel. Natalie Raven and Christy Curtis v. Amedisys, Inc., et al., Civil Action Number 1 11-CV-0994 (UNDER SEAL), for which the exclusive jurisdiction and venue is the United States District Court for the Northern District of Georgia. For purposes of construing this Agreement, this Agreement shall be deemed to have been drafted by all Parties to this Agreement and shall not, therefore, be construed against any Party for that reason in any subsequent dispute.

19. This Agreement constitutes the complete agreement between the Parties, except as to: (a) the separate agreements referenced in Paragraph II.2.C above; and (b) any separate agreement(s) entered into by and among certain Relators regarding Relators’

redistribution of the United States’ payments pursuant to 31 U.S.C. § 3730(d). This Agreement may not be amended except by written consent of the Parties.

20. The undersigned counsel represent and warrant that they are fully authorized to execute this Agreement on behalf of the persons and entities indicated below.

21. This Agreement may be executed in counterparts, each of which constitutes an original and all of which constitute one and the same Agreement.

22. This Agreement is binding on Amedisys’s successors, transferees, heirs, and assigns.

23. This Agreement is binding on Relators’ successors, transferees, heirs, and assigns.

24. All parties consent to the United States’ disclosure of this Agreement, and information about this Agreement, to the public.

25. This Agreement is effective on the date of signature of the last signatory to the Agreement (Effective Date of this Agreement). Facsimiles of signatures shall constitute acceptable, binding signatures for purposes of this Agreement.

THE UNITED STATES OF AMERICA

DATED: 4.23.14	BY:	/s/ Lisa Katz Samuels
Lisa Katz Samuels Trial Attorney
Commercial Litigation Branch
Civil Division
United States Department of Justice

DATED: 4.23.14	BY:	/s/ Bradley Brinkman
Bradley Brinkman Trial Attorney
Commercial Litigation Branch
Civil Division
United States Department of Justice

DATED: 4.23.14	BY:	/s/ Zane David Memeger
Zane David Memeger
United States Attorney

DATED: 4.23.14	BY:	/s/ Margaret L. Hutchison
Margaret L. Hutchison
Assistant United States Attorney
Chief, Civil Division

DATED: 4.23.14	BY:	/s/ Gregory B. David
Gregory B. David
Assistant United States Attorneys

DATED: 4.23.14	BY:	/s/ Eric D. Gill
Eric D. Gill
Assistant United States Attorneys

DATED: 04.23.14	BY:	/s/ Christopher J. Huber
Christopher J. Huber
Assistant United States Attorney
Northern District of Georgia

DATED: 04.22.14	BY:	/s/ Robert K. DeConti
Robert K. DeConti
Assistant Inspector General for Legal Affairs
Office of Counsel to the Inspector General
Office of Inspector General
United States Department of Health and Human Services

DEFENDANTS

DATED: 04.22.14	BY:	/s/ Ronald A. LaBorde
Ronald A. LaBorde
Amedisys, Inc.
Title: Interim Chief Executive Officer and President

DATED: 04.22.14	BY:	/s/ Ronald A. LaBorde
Ronald A. LaBorde
Amedisys Holding, LLC
Title: Interim Chief Executive Officer and President

DATED: 04.22.14	BY:	/s/ Paul B. Murphy
Paul B. Murphy, Esq.
Richard L. Shackelford, Esq.
Matthew H. Baughman, Esq.
King & Spalding LLP

RELATORS

DATED: 04.21.14	BY:	/s/ April Nicole Brown
April Nicole Brown

DATED: 04.21.14	BY:	/s/ James F. Barger, Jr.
Henry I. Frohsin, Esq.
James F. Barger, Jr., Esq.
J. Elliott Walthall, Esq.
Frohsin & Barger, LLC
Counsel for April Nicole Brown

DATED: 04.22.14	BY:	/s/ Diane Schulman Davidow
CAF Partners
By: Diane Schulman Davidow

DATED: 04.22.14	BY:	/s/ M. Tavy Deming, Esq.
M. Tavy Deming, Esq.
Emily C. Lambert, Esq.
Kenney & McCafferty
Counsel for CAF Partners

DATED: 04.22.14	BY:	/s/ Suzanne E. Durrell, Esq.
Suzanne E. Durrell, Esq.
Durrell Law Office
Counsel for CAF Partners

DATED: 04.22.14	BY:	/s/ Robert M. Thomas, Esq.
Robert M. Thomas, Esq.
Thomas & Associates
Counsel for CAF Partners

DATED: 04.22.14	BY:	/s/ Diane Schulman Davidow
Diane Schulman Davidow

DATED: 04.22.14	BY:	/s/ M. Tavy Deming, Esq.
M. Tavy Deming, Esq.
Emily C. Lambert, Esq.
Kenney & McCafferty
Counsel for Diane Schulman Davidow

DATED: 04.22.14	BY:	/s/ Suzanne E. Durrell, Esq.
Suzanne E. Durrell, Esq.
Durrell Law Office
Counsel for Diane Schulman Davidow

DATED: 04.22.14	BY:	/s/ Robert M. Thomas, Esq.
Robert M. Thomas, Esq.
Thomas & Associates
Counsel for Diane Schulman Davidow

DATED: 04.22.14	BY:	/s/ Jock Ferguson
Jock Ferguson

DATED: 04.22.14	BY:	/s/ M. Tavy Deming, Esq.
M. Tavy Deming, Esq.
Emily C. Lambert, Esq.
Kenney & McCafferty
Counsel for Jock Ferguson

DATED: 04.22.14	BY:	/s/ Suzanne E. Durrell, Esq.
Suzanne E. Durrell, Esq.
Durrell Law Office
Counsel for Jock Ferguson

DATED: 04.22.14	BY:	/s/ Robert M. Thomas, Esq.
Robert M. Thomas, Esq.
Thomas & Associates
Counsel for Jock Ferguson

DATED: 04.22.14	BY:	/s/ Annette Arvie
Annette Arvie

DATED: 04.22.14	BY:	/s/ M. Tavy Deming, Esq.
M. Tavy Deming, Esq.
Emily C. Lambert, Esq.
Kenney & McCafferty
Counsel for Annette Arvie

DATED: 04.22.14	BY:	/s/ Suzanne E. Durrell, Esq.
Suzanne E. Durrell, Esq.
Durrell Law Office
Counsel for Annette Arvie

DATED: 04.22.14	BY:	/s/ Robert M. Thomas, Esq.
Robert M. Thomas, Esq.
Thomas & Associates
Counsel for Annette Arvie

DATED: 04.22.14	BY:	/s/ Thomas A. Fisher
Thomas A. Fisher

DATED: 04.22.14	BY:	/s/ M. Tavy Deming, Esq.
M. Tavy Deming, Esq.
Emily C. Lambert, Esq.
Kenney & McCafferty
Counsel for Thomas A. Fisher

DATED: 04.22.14	BY:	/s/ Suzanne E. Durrell, Esq.
Suzanne E. Durrell, Esq.
Durrell Law Office
Counsel for Thomas A. Fisher

DATED: 04.22.14	BY:	/s/ Robert M. Thomas, Esq.
Robert M. Thomas, Esq.
Thomas & Associates
Counsel for Thomas A. Fisher

DATED: 04.22.14	BY:	/s/ Cynthia M. Dauner
Cynthia M. Dauner

DATED: 04.22.14	BY:	/s/ M. Tavy Deming, Esq.
M. Tavy Deming, Esq.
Emily C. Lambert, Esq.
Kenney & McCafferty
Counsel for Cynthia M. Dauner

DATED: 04.22.14	BY:	/s/ Suzanne E. Durrell, Esq.
Suzanne E. Durrell, Esq.
Durrell Law Office
Counsel for Cynthia M. Dauner

DATED: 04.22.14	BY:	/s/ Robert M. Thomas, Esq.
Robert M. Thomas, Esq.
Thomas & Associates
Counsel for Cynthia M. Dauner

DATED: 04.22.14	BY:	/s/ Eric D. Fader
Eric D. Fader

DATED: 04.22.14	BY:	/s/ M. Tavy Deming, Esq.
M. Tavy Deming, Esq.
Emily C. Lambert, Esq.
Kenney & McCafferty
Counsel for Eric D. Fader

DATED: 04.22.14	BY:	/s/ Suzanne E. Durrell, Esq.
Suzanne E. Durrell, Esq.
Durrell Law Office
Counsel for Eric D. Fader

DATED: 04.22.14	BY:	/s/ Robert M. Thomas, Esq.
Robert M. Thomas, Esq.
Thomas & Associates
Counsel for Eric D. Fader

DATED: 04.21.14	BY:	/s/ Shelby L. Umberhandt
Shelby L. Umberhandt

DATED: 04.21.14	BY:	/s/ Kevin A. Doyle, Esq.
Kevin A. Doyle, Esq.
Lokey, Mobley & Doyle LLP Counsel for Shelby L. Umberhandt

DATED: 04.22.14	BY:	/s/ Natalie Raven
Natalie Raven

DATED: 04.21.14	BY:	/s/ Louis J. Cohen
Louis J. Cohen, Esq.
Louis J. Cohen, P.C.
Counsel for Natalie Raven

DATED: 04.22.14	BY:	/s/ G. Mark Simpson
G. Mark Simpson, Esq.
Simpson Law Firm, LLC
Counsel for Natalie Raven

DATED: 04.22.14	BY:	/s/ Christy Curtis
Christy Curtis

DATED: 04.21.14	BY:	/s/ Louis J. Cohen
Louis J. Cohen, Esq.
Louis J. Cohen, P.C.
Counsel for Christy Curtis

DATED: 04.22.14	BY:	/s/ G. Mark Simpson
G. Mark Simpson, Esq.
Simpson Law Firm, LLC
Counsel for Christy Curtis

DATED: 04.22.14	BY:	/s/ Ellen Maffit
Ellen Maffit

DATED: 04.22.14	BY:	/s/ G. Mark Simpson
G. Mark Simpson, Esq.
Simpson Law Firm, LLC
Counsel for Ellen Maffit

DATED: 04.22.14	BY:	/s/ Brion Frix
Brion Frix

DATED: 04.22.14	BY:	/s/ G. Mark Simpson
G. Mark Simpson, Esq.
Simpson Law Firm, LLC
Counsel for Brion Frix

DATED: 04.21.14	BY:	/s/ Margaret Ognen
Margaret Ognen

DATED: 04.21.14	BY:	/s/ Mary Donne Peters
Mary Donne Peters, Esq.
Gorby Peters & Associates, LLC
Counsel for Margaret Ognen

DATED: 04.21.14	BY:	/s/ Malcom Dulock, MD
Malcolm Dulock, M.D.

DATED: 04.21.14	BY:	/s/ Mary Donne Peters
Mary Donne Peters, Esq.
Gorby Peters & Associates, LLC
Counsel for Malcolm Dulock, M.D.

DATED: 04.22.14	BY:	/s/ Charles H. Lewis, Jr.
Charles H. Lewis, Jr.

DATED: 04.22.14	BY:	/s/ William L. Hurlock
William L. Hurlock, Esq.
Mueller Law LLC
Seiger Gfeller Laurie, LLP
Counsel for Charles H. Lewis, Jr.

EXHIBIT A

Amedisys Care Center Name	Street Address	City	State	Zip Code	Medicare Provider Number	Amedisys Identifier
Amedisys Home Health, Inc. of Alabama d/b/a Amedisys Home Health of Ozark	123 S Painter Avenue, Suite C	Ozark	AL	36360-1802	01-7159	1030

Amedisys Home Health, Inc. of Alabama d/b/a Amedisys Home Health of Tuscaloosa	1300 McFarland Blvd., NE Suite 320	Tuscaloosa	AL	35406-2282	01-7300	1009

Amedisys Home Health, Inc. of Alabama d/b/a Amedisys Home Health of Fayette	1616 Temple Ave. N	Fayette	AL	35555-1319	01-7300	1015

Amedisys Home Health, Inc. of Alabama d/b/a Amedisys Home Health of Brent	10341 Hwy 5, Suite E	Brent	AL	35034-3917	01-7300	1022

Amedisys Home Health, Inc. of Alabama d/b/a Amedisys Home Health of Gadsden	400 West Meighan Boulevard, Suite 200	Gadsden	AL	35901-3214	01-7305	1021

Amedisys Care Center Name	Street Address	City	State	Zip Code	Medicare Provider Number	Amedisys Identifier
Amedisys Home Health, Inc. of Alabama d/b/a Amedisys Home Health of Anniston	171 Town Center Drive, MPS-4	Anniston	AL	36205-4101	01-7305	1012

Amedisys Home Health, Inc. of Alabama d/b/a Amedisys Home Health of Sylacauga	395 James Payton Boulevard	Sylacauga	AL	35150-8064	01-7305	1032

Amedisys Home Health, Inc. of Alabama d/b/a Amedisys Home Health of Roanoke	935 Highway 431, Unit 4	Roanoke	AL	36274-1736	01-7305	1033

Tender Loving Care Health Care Services of Florida, L.L.C. d/b/a Amedisys Home Health	751 Oak Street, Suite 301	Jacksonville	FL	32204-3376	10-3102	0467

Amedisys Florida, LLC d/b/a Amedisys Home Health	808 Oakfield Drive	Brandon	FL	33511-4949	10-7007	0412

Housecall Home Health, LLC d/b/a Amedisys Home Health	700 Zeagler Dr., Suite 10	Palatka	FL	32177-3826	10-8056	5466

Housecall Home Health, LLC d/b/a Amedisys Home Health	9200 NW 39th Avenue, Suite 190	Gainesville	FL	32606-7368	10-8056	5468

Amedisys Care Center Name	Street Address	City	State	Zip Code	Medicare Provider Number	Amedisys Identifier
Housecall Home Health, LLC d/b/a Amedisys Home Health	461 SW Main Blvd.	Lake City	FL	32025-5268	10-8056	5478

Housecall Home Health, LLC d/b/a Amedisys Home Health	1541 SW 1st Avenue, Suite 102	Ocala	FL	34471-6506	10-8056	5439

Housecall Home Health, Inc. d/b/a Amedisys of North Central Florida	109 NW 3rd Avenue	Chiefland	FL	32626-0841	10-8056	5476

Amedisys Georgia, L.L.C. d/b/a Coosa Valley Home Health, an Amedisys Company	160 Three Rivers Drive, NE, Suite 1100	Rome	GA	30161-2306	11-7041	3320

Amedisys Georgia, L.L.C. d/b/a Coosa Valley Home Health, an Amedisys Company	12 Felton Place, Suite E	Cartersville	GA	30120-2165	11-7041	3322

Amedisys Georgia, L.L.C. d/b/a Coosa Valley Home Health, an Amedisys Company	401 N. Main Street	Cedartown	GA	30125-2643	11-7041	3321

Amedisys Care Center Name	Street Address	City	State	Zip Code	Medicare Provider Number	Amedisys Identifier
Amedisys Georgia, L.L.C. d/b/a Amedisys Home Health of Covington	4162 Baker Street NE	Covington	GA	30014-1404	11-7065	3302

Amedisys Georgia, L.L.C. d/b/a Amedisys Home Health of Madison	500 Great Oaks Drive, Suite 3	Monroe	GA	30655-8228	11-7065	3337

Amedisys Georgia, L.L.C. d/b/a Amedisys Home Health of Athens	1061 Dowdy Road, Suite 205	Athens	GA	30606-5700	11-7065	3362

Amedisys Home Health, Inc. of Alabama d/b/a Amedisys Home Health of Citronelle	19375 N. 3rd St, Ste 101	Citronelle	AL	36522-2048	01-7070	1006

Amedisys Home Health, Inc. of Alabama d/b/a Amedisys Home Health of Citronelle	19375 Third Street North, Suite 101	Citronelle	AL	35901-2048	01-7070	1025

Amedisys Louisiana, LLC d/b/a Amedisys Home Health	1201 Camellia Blvd., Suite 201	Lafayette	LA	70508-7228	19-7263	1253

Amedisys Louisiana, LLC d/b/a Amedisys Home Health	2341 Larkspur Lane, Suite 3	Opelousas	LA	70570-8664	19-7263	1292

Amedisys Care Center Name	Street Address	City	State	Zip Code	Medicare Provider Number	Amedisys Identifier
Amedisys Mississippi, LLC d/b/a Amedisys Home Health of Collins	18 Melody Lane	Collins	MS	39428-9002	25-7087	1407

Amedisys Mississippi, LLC d/b/a Amedisys Home Health of Laurel	512 North 13th Ave	Laurel	MS	39440-3825	25-7087	1410

Amedisys Mississippi, LLC d/b/a Amedisys Home Health of Hattiesburg	6184 US Highway 98 West, Suite 130	Hattiesburg	MS	39402-8530	25-7087	1409

Amedisys Mississippi, LLC d/b/a Amedisys Home Health of Magee	104 1st Avenue, SE	Magee	MS	39111-3516	25-7087	1416

Amedisys Oklahoma, LLC d/b/a Amedisys Home Health	14201 Caliber Drive, Suite 110	Oklahoma City	OK	73134-1027	37-7642	2038

Amedisys Oklahoma, LLC d/b/a Amedisys Home Health	404 West Main St	Stroud	OK	74079-3614	37-7642	2043

Amedisys Oklahoma, LLC d/b/a Amedisys Home Health	2209 Boren Boulevard	Seminole	OK	74868-1927	37-7642	2042

Amedisys Oklahoma, LLC d/b/a Amedisys Home Health	427 E. Cherokee Ave, Suite 3	Enid	OK	73701-5823	37-7642	2040

Amedisys Care Center Name	Street Address	City	State	Zip Code	Medicare Provider Number	Amedisys Identifier
Amedisys Oklahoma, LLC d/b/a Amedisys Home Health	1609 N. Strong Blvd, Suite 200	McAlester	OK	74501-3881	37-7642	2041

Amedisys Oklahoma, LLC d/b/a Amedisys Home Health	424 S. Mustang Road, Suite A	Yukon	OK	73099-7315	37-7642	2039

Amedisys Oklahoma, LLC d/b/a Amedisys Home Health	1212 Merrick Dr.	Ardmore	OK	73401-1824	37-7642	2044

Amedisys Pennsylvania, L.L.C. d/b/a Amedisys Home Health	620 Freedom Business Center, Suite 100	King of Prussia	PA	19406-1330	39-7780	2623

Amedisys Pennsylvania, L.L.C. d/b/a Amedisys Home Health 1605 N. Cedar Crest Blvd	1605 N. Cedar Crest Blvd, Suite 509	Allentown	PA	18104-2355	39-7780	2625

Amedisys SC, L.L.C. d/b/a Amedisys Home Health of Lexington	714 South Lake Drive, Suite 250	Lexington	SC	29072-3433	42-7039	2211

Amedisys SC, L.L.C. d/b/a Amedisys Home Health of Orangeburg	1704 Village Park Drive	Orangeburg	SC	29118-2401	42-7039	2213

Amedisys Care Center Name	Street Address	City	State	Zip Code	Medicare Provider Number	Amedisys Identifier
Amedisys SC, L.L.C. d/b/a Amedisys Home Health of Sumter	3481 Declaration Blvd	Sumter	SC	29154-8140	42-7039	2214

Amedisys SC, L.L.C. d/b/a Amedisys Home Health of Newberry	184 Commerce Dr.	Newberry	SC	29108-2964	42-7039	2212

Amedisys Home Health, Inc. of South Carolina d/b/a Amedisys Home Health of Greenville	440 Roper Mountain Road, Suite G-1	Greenville	SC	29615-4235	42-7116	2223

Amedisys Home Health, Inc. of South Carolina d/b/a Amedisys Home Health of Clinton	210 Physicians Park Dr, Suite U	Clinton	SC	29325-7563	42-7116	2204

Amedisys Tennessee, LLC d/b/a Amedisys Home Health	100 Physicians Way, Suite 240	Lebanon	TN	37090-8108	44-7206	0507

Amedisys Tennessee, LLC d/b/a Amedisys Home Health	230 Cumberland Bend, Suite D	Nashville	TN	37228-1804	44-7206	0506

Amedisys Tennessee, LLC d/b/a Amedisys Home Health	880 Greenlea Blvd, Suite A	Gallatin	TN	37066-3282	44-7206	0508

Amedisys Care Center Name	Street Address	City	State	Zip Code	Medicare Provider Number	Amedisys Identifier
Amedisys Tennessee, LLC d/b/a Amedisys Home Health	2690 Madison Street, Suite 200	Clarksville	TN	37043-5498	44-7206	0532

Amedisys Tennessee, LLC d/b/a Amedisys Home Health	437 Henslee Drive	Dickson	TN	37055-2166	44-7206	0528

Amedisys Tennessee, LLC d/b/a Amedisys Home Health	342 W. Central Avenue	Jamestown	TN	38556-3407	44-7260	0530

Amedisys Tennessee, LLC d/b/a Amedisys Home Health	508 West Main Street	Livingston	TN	38570-1718	44-7260	0523

Amedisys Tennessee, LLC d/b/a Amedisys Home Health	236 Miller Avenue, Suite 102	Crossville	TN	38555-4036	44-7260	0533

Amedisys Tennessee, LLC d/b/a Amedisys Home Health	20039 Alberta St, Suite D	Oneida	TN	37841-3501	44-7260	0531

Amedisys Tennessee, LLC d/b/a Amedisys Home Health	315 N. Washington Ave, Suite 255	Cookeville	TN	38501-2697	44-7260	0544

HHC, Inc. d/b/a Amedisys Home Health Care	6645 Stage Rd, Suite 102	Bartlett	TN	38134-3828	44-7451	5509

Amedisys Home Health, Inc. of Virginia d/b/a Amedisys Home Health Care	16009 Porterfield Highway	Abingdon	VA	24210-8471	49-7566	1703

Amedisys Care Center Name	Street Address	City	State	Zip Code	Medicare Provider Number	Amedisys Identifier
Amedisys Home Health, Inc. of Virginia d/b/a Amedisys Home Health of Duffield	372 Technology Trail Lane, Suite 103	Duffield	VA	24244-5330	49-7566	1702

Amedisys Home Health, Inc. of Virginia d/b/a Amedisys Home Health of Clintwood	909 West Main Street, Suite B	Clintwood	VA	24228-2130	49-7566	1709